UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 6, 2011
US AIRWAYS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8444	54-1194634

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 693-0800
N/A
(Former name or former address if changed since last report.)
US AIRWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-8442	53-0218143

(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 West Rio Salado Parkway Tempe, Arizona	85281

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (480) 693-0800
N/A
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 6, 2011, the Board of Directors of US Airways, Inc. (“US Airways”) and the Board of Directors of US Airways Group, Inc. (“US Airways Group,” and each such Board of Directors, a “Board”) appointed William J. Post to serve as a director of each Board and a member of each Board’s Compensation and Human Resources Committee and Labor Committee. In the case of US Airways Group, Mr. Post will serve as a Class III director subject to re-election at US Airways Group’s 2014 Annual Meeting of Stockholders.

Mr. Post will receive compensation for his service as a director of US Airways Group in a manner consistent with that of US Airways Group’s other non-employee directors, as described in US Airways Group’s definitive proxy statement filed with the Securities and Exchange Commission on April 29, 2011. US Airways Group will also enter into its standard form of indemnity agreement with Mr. Post. Pursuant to the agreement, Mr. Post will be entitled to indemnification and advancement of expenses incurred in connection with certain proceedings relating to his service to US Airways Group, its subsidiaries and affiliates, subject to the terms and conditions contained in the agreement.

A copy of US Airways Group’s press release announcing Mr. Post’s appointment is attached to this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Press Release dated September 6, 2011

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways Group, Inc.
Date: September 6, 2011	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, US Airways, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

US Airways, Inc.
Date: September 6, 2011	By:	/s/ Derek J. Kerr
Derek J. Kerr
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release dated September 6, 2011